Exhibit 10.12

SUBORDINATED LOAN AGREEMENT

SUBORDINATED LOAN AGREEMENT, dated as of July 19, 2006, as amended, supplemented or otherwise modified from time to time (the “Agreement”), by and among TRC COMPANIES, INC., a Delaware corporation (the “Parent”), and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”) and FEDERAL PARTNERS, L.P., a Delaware limited partnership (the “Lender”).

R E C I T A L S:

WHEREAS, the Borrowers and Wells Fargo Foothill, Inc., a California corporation, entered into the Senior Credit Agreement (as defined below); and

WHEREAS, in connection with the consummation of the transactions contemplated by the Senior Credit Agreement, the Borrowers and the Lender desire to enter into this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Defined Terms.  As used in this Agreement the following terms shall have the following respective meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Account Debtor” shall have the meaning set forth in the Senior Credit Agreement as in effect on the date hereof .

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.  For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) of a Person shall mean the possession, direct or indirect, of the power to vote ten percent (10%) or more of the Equity Interests in such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Equity Interests, by virtue of being a general partner or managing member, by contract or otherwise.

“Agent” shall mean Wells Fargo Foothill, Inc. and its permitted successors and assigns pursuant to the Senior Credit Agreement.

“Agreement” shall have the meaning set forth in the preamble hereto.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, or any successor thereto.

“Board of Directors” shall have the meaning set forth in the Senior Credit Agreement as in effect on the date hereof

“Borrower” and “Borrowers” shall have the meaning set forth in the preamble hereto.

“Business Day” shall mean any day on which commercial banks are open for commercial banking business in New York, New York.

“Capital Leases” shall have the meaning set forth in the Senior Credit Agreement as in effect on the date hereof.

“Cash Equivalents” shall mean (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the amount maintained with any such other bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation, and (f) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.

“Change in Control” shall mean that (a) Permitted Holders fail to own and control directly or indirectly twenty-five percent (25%), or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors, (b) any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of ten percent (10%), or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors, or (c) a majority of the members of the Board of Directors do not constitute Continuing Directors.

“Closing Date” shall mean the July 19, 2006.

“Closing Fee” shall have the meaning set forth in Section 3.03.

“Contingent Liability” and “Contingent Liabilities” shall mean, respectively, each obligation and liability of any Borrower and all such obligations and liabilities of any Borrower incurred pursuant to any agreement, undertaking or arrangement by which such Borrower: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including, without limitation, any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the shares or ownership interest of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss.  The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Contingent Liability, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Continuing Directors” shall have the meaning set forth in the Senior Credit Agreement as in effect on the date hereof.

“Default” shall mean any of the events specified in Article IX, whether or not any requirement for the giving of notice, the lapse of time, or both, or the happening of any other condition, has been satisfied.

“Deposit Accounts” shall have the meaning set forth in the Senior Credit Agreement as in effect on the date hereof.

“Distribution” shall mean and include in respect of any Person:  (i) the payment of any dividends or other distributions on Securities (except distributions in such Securities) and (ii) the redemption or acquisition of Securities of such Person, as the case may be, unless made contemporaneously from the net proceeds of the sale of Securities other than the redemption of its Class A-1 Convertible Preferred Stock held by Fletcher International, Ltd.

“Dollars” and the sign “$” shall each mean Dollars in lawful currency of the United States of America.

“Equity Interests” shall mean all equity interests of a Person, including, without limitation, any common or preferred stock, limited or general partnership interests, limited liability company membership interests, options, warrants, or other rights to purchase or acquire any such equity interest, or securities convertible into any such equity interest.

“Event of Default” shall mean any of the events specified in Article IX, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange Act” shall have the meaning set forth in the Senior Credit Agreement as in effect on the date hereof.

“Fiscal Year” shall mean the fiscal year of the Borrowers, which period shall be the 12-month period ending on June 30 of each year.

“GAAP” shall mean generally accepted accounting principles consistently applied with prior periods; provided, however, that GAAP with respect to any interim financial statements or reports shall be deemed subject to Fiscal Year-end adjustments and footnotes made in accordance with GAAP.

“Governmental Authority” shall have the meaning set forth in the Senior Credit Agreement as in effect on the date hereof.

“Inactive Subsidiaries” shall have the meaning set forth in the Senior Credit Agreement as in effect on the date hereof.

“Indebtedness” shall mean at any time (a) all Liabilities of any Borrower, (b) all other debt, secured or unsecured, created, issued, incurred or assumed by any Borrower for money borrowed or for the deferred purchase price of any fixed or capital asset (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (d) indebtedness secured by any Lien existing on property owned by any Borrower whether or not the Indebtedness secured thereby has been assumed, provided, that if such obligation or liability is not assumed, the amount of such obligation or liability for purposes hereof shall in no event exceed the value of such asset, and (e) all Contingent Liabilities of any Borrower whether or not reflected on its balance sheet.

“Insolvency Proceeding” shall have the meaning set forth in the Senior Credit Agreement as in effect on the date hereof.

“Interest Payment Date” shall mean (a) the last day of March, June, September and December in each year, commencing September 29, 2006, and (b) the Termination Date; provided that, in each case, if such day is not a Business Day, the next succeeding Business Day.

“Intercompany Subordination Agreement” shall have the meaning set forth in the Senior Credit Agreement as in effect on the date hereof.

“Investments” shall have the meaning set forth in the Senior Credit Agreement as in effect on the date hereof.

“Lender” shall have the meaning set forth in the preamble hereto.

“Liabilities” shall mean at all times all liabilities of any Borrower that would be shown as such on a balance sheet of such Borrower prepared in accordance with GAAP.

“Lien” shall mean any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien or security interest.

“Loan” shall mean the loans made by the Lender to the Borrowers hereunder in the aggregate principal amount of Five Million Dollars ($5,000,000).

“Loan Documents” shall be the collective reference to this Agreement, the Note, the Subordination Agreement and all other instruments, documents and agreements executed by or on behalf of the Borrowers or any Subsidiary and delivered concurrently herewith or at any time hereafter to or for the benefit of the Lender in connection with the Loan and other transactions contemplated by this Agreement, all as amended, supplemented or modified from time to time.

“Materially Adverse Effect” shall mean a materially adverse effect on the business, assets, results of operations, financial condition or prospects of the Borrowers and their Subsidiaries taken as a whole.

“Moody’s” shall have the meaning set forth in the defined term Cash Equivalents.

“Mortgages” shall have the meaning set forth in the Senior Credit Agreement as in effect on the date hereof.

“Note” shall mean the Subordinated Promissory Note, substantially in the form of Exhibit A, made by Borrowers in favor of Lender.

“Obligations” shall mean all liabilities, indebtedness and obligations (monetary (including post-petition interest, allowed or not) or otherwise) of the Borrowers pursuant to this Agreement, any other Loan Document or any other document or instrument executed in connection herewith or therewith, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

“Parent” shall have the meaning set forth in the preamble hereto.

“Person” shall mean any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

“Permitted Holders” shall have the meaning set forth in the Senior Credit Agreement as in effect on the date hereof.

“Permitted Investments” shall mean (a) Investments in cash and Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) Investments received in settlement of amounts due to a Borrower or any Subsidiary of a Borrower effected in the ordinary course of business or owing to a Borrower or any Subsidiary of a Borrower as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Borrower or any Subsidiary of a Borrower, and (e) investments, including intercompany loans, made by any Borrower in any other Borrower so long as such investments, if in the form of indebtedness, are not secured by any of the assets of any Borrower and are subject to the Intercompany Subordination Agreement.

“Permitted Purchase Money Indebtedness” shall mean, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of Two Million Dollars ($2,000,000).

“Purchase Money Indebtedness” shall have the meaning set forth in the Senior Credit Agreement as in effect on the date hereof.

“Real Property” shall have the meaning set forth in the Senior Credit Agreement as in effect on the date hereof.

“Refinancing Indebtedness” shall mean refinancings, renewals, or extensions of Indebtedness so long as: (a) the terms and conditions of such refinancings, renewals, or extensions do not, in Agent’s reasonable judgment, materially impair the prospects of repayment of the Obligations by Borrowers or materially impair Borrowers’ creditworthiness, (b) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, (c) such refinancings, renewals, or extensions do not result in an increase in the interest rate with respect to the Indebtedness so refinanced, renewed, or extended, (d) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to Borrowers, (e) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender as those that were applicable to the refinanced, renewed, or extended Indebtedness, and (f) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.

“S&P” shall have the meaning set forth in the defined term Cash Equivalents.

“Securities” shall mean all shares of stock, partnership interests, membership interests, membership units or other ownership interests in any other Person or all warrants, options or other rights to acquire the same.

“Senior Credit Agreement” shall mean the Credit Agreement, dated as July 17, 2006, between the Borrowers, the lenders party thereto and Wells Fargo Foothill, Inc., as the same may be amended, modified, extended, renewed, restated, supplemented, restructured or refinanced from time to time as permitted pursuant to the terms of the Subordination Agreement.

“Senior Indebtedness” shall mean all obligations, liabilities and indebtedness of every nature of the Borrowers from time to time owing to the Senior Lender under the Senior Credit Agreement, including, without limitation, the principal amount of all indebtedness, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct or contingent, heretofore, now and hereafter owing, due and payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of the Subordination Agreement and (b) any interest accruing thereon after the commencement of a Proceeding under the Bankruptcy Code without regard to whether or not such interest is an allowed claim.

“Senior Lender” shall mean the “Lenders” as such term is defined in the Senior Credit Agreement.

“Senior Loan Documents” shall mean, collectively, the Senior Credit Agreement, the security documents, and other documents executed pursuant thereto or in connection therewith, as the same may be amended, modified, extended, renewed, restated, supplemented, restructured or refinanced from time to time as permitted pursuant to the terms of the Subordination Agreement.

“Solvent” shall have the meaning set forth in Section 4.17.

“Stock” shall have the meaning set forth in the Senior Credit Agreement as in effect on the date hereof.

“Subordination Agreement” shall mean the Subordination Agreement, dated as of the date hereof, among the Borrowers, the Agent and the Lender, as the same may be amended, modified, extended, renewed, restated, supplemented or restructured from time to time.

“Subsidiary” shall mean, with respect to any Borrower, a corporation, partnership, limited liability company or other entity of which such Borrower owns, directly or indirectly, such number of outstanding shares or other Equity Interests as to have more than fifty percent (50%) of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity.

“Termination Date” shall mean the earlier of (i) the date on which the Loan has been paid in full and all Obligations in connection therewith and herewith have been satisfied and (ii) July 19, 2009.

SECTION 1.02.  Other Definitional Provisions.  (a) Unless otherwise defined herein, all terms defined in this Agreement shall have the defined meanings when used in the Note or any certificate, report or other document made or delivered pursuant hereto or thereto.

(b)           As used herein, in the Note and in any certificate, report or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.01, and accounting terms partly defined in Section 1.01 to the extent not defined, shall have the respective meanings given to them under GAAP.  To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein shall control.

(c)           The words “hereof,” “herein,” “hereunder” and “hereto” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement, unless otherwise specified.

(d)           The meanings given to the terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)           The words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”.

(f)            References to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document.

(g)           References to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

ARTICLE II

Loan Facility

SECTION 2.01.  The Loan.  Subject to the terms and conditions hereof, the Lender hereby agrees to lend to the Borrowers on the Closing Date the aggregate principal amount of Five Million Dollars ($5,000,000).

SECTION 2.02.  Procedure for Borrowing.  The Borrowers shall give irrevocable written notice to the Lender prior to 11:00 a.m., New York City time, on the Closing Date of their intention to borrow the Loan, which notice shall state that the Lender shall make payment to the Borrowers by wire transfer to specified account(s) of the Borrowers (or such other account(s) of any third party) designated in such notice.  If the terms and conditions hereof have been met to the satisfaction of the Lender, by 4:00 p.m. on the Closing Date, the Lender shall make available to the Borrowers (or such third party) in the manner specified by the Borrowers in such notice the amount of the Loan in immediately available funds.

SECTION 2.03.  The Note.  The Loan shall be (a) evidenced by the Note, (b) payable to the order of the Lender in the principal amount of Five Million Dollars ($5,000,000), (c) dated the Closing Date and (d) stated to mature on July 19, 2009.  On the maturity date of the Note, the full principal amount of the Loan then outstanding shall be due and payable together with all accrued but unpaid interest, fees and other amounts due and payable hereunder.  The Note shall bear interest on the unpaid principal amounts thereof at the applicable interest rate per annum specified in Section 3.01.  Interest on the Note shall be payable as specified in Section 3.01.

ARTICLE III

General Provisions Relating to the Loan

SECTION 3.01.  Interest Rates and Payment Dates.  (a) The Loan shall bear interest on the unpaid principal amount thereof for the period from and including the Closing Date to and including the Termination Date, at a fixed rate per annum equal to nine percent (9%) per annum.  Upon the occurrence and during the continuance of an Event of Default the principal of the Loan shall, until such Event of Default has been cured, remedied or waived by the Lender, bear interest at a rate per annum of eleven percent (11%) per annum calculated on the basis of a 360-day year for the actual number of days elapsed.

(b)           Interest shall be payable quarterly in arrears commencing on September 29, 2006, on each Interest Payment Date thereafter, upon prepayment of the Loan in part pursuant to Section 3.02 and upon payment in full of the Loan.

SECTION 3.02.  Optional and Mandatory Prepayments.  (a) The Borrowers shall have the right, from time to time, to prepay the outstanding Loan, either in whole or in part, by payment of (i) the principal amount of the Loan or portion thereof to be prepaid and (ii) all accrued but unpaid interest on the principal amount or portion thereof to be prepaid.  Any optional partial prepayment of the Loan shall be in the minimum principal amount of Two Hundred Fifty Thousand Dollars ($250,000) or an integral multiple thereof.  Notwithstanding the foregoing, no prepayment of the Loan shall be made without the written consent of the Agent unless the loans made pursuant to the Senior Credit Agreement shall have been irrevocably repaid in full in cash and the commitments thereunder shall have terminated or unless otherwise permitted under the Senior Credit Agreement.

(b)           In the event that there shall be a sale by the Parent of any of its Equity Interests, except with respect to preferred stock issued to Fletcher International, Ltd., then, within three (3) Business Days of the date of receipt of the net cash proceeds of such sale, the Parent shall repay the Loan in an amount equal to such net cash proceeds; provided, however, that such payment shall only be made (i) following the irrevocable payment in full in cash of all Senior Indebtedness and all other liabilities, indebtedness and obligations of the Borrowers due and payable to the Senior Lender pursuant to the terms of the Senior Loan Documents and the termination of the loan commitments under the Senior Credit Agreement, (ii) with the prior written consent of the Agent or (iii) as otherwise permitted under the Senior Credit Agreement.  Any amount to be prepaid pursuant to this Section 3.02(b) shall be due and payable on the date referred to in the first sentence of this Section 3.02(b) together with accrued interest to such date on the amount prepaid.

SECTION 3.03.  Closing Fee.  The Borrowers agree to pay to the Lender a closing fee equal to one and one-half percent (1.5%) (the “Closing Fee”) of the Loan, payable on the Closing Date.

SECTION 3.04.  Certain Waivers.  (a) Except as otherwise expressly provided herein, the Borrowers hereby waive promptness, diligence, presentment, demand, protest, notice of any and all advances of the Loan made under this Agreement and the Note, notice of occurrence of any Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Agreement or any of the other Loan Documents), or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Lender under or in respect of any of the Obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement and the other such Loan Documents.  The Borrowers hereby waive all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Borrowers and any other entity or Person primarily or secondarily liable with respect to any of such Obligations, and all suretyship defenses generally.  The Borrowers hereby assent to, and waive notice of, any extension or postponement of the time for the payment, or place or manner for payment, compromise, refinancing, consolidation or renewals of any of such Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Lender at any time or times in respect of any default by the Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement and the other Loan Documents, any and all other indulgences whatsoever by the Lender in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of the Borrowers or any other entity or Person primarily or secondarily liable for any such Obligation.  Without limiting the generality of the foregoing, the Borrowers assent to any other action or delay in acting or failure to act on the part of the Lender, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy which might, but for the provisions of this Section 3.04, afford grounds for terminating, discharging or relieving the Borrowers, in whole or in part, from any of their obligations under this Section 3.04, it being the intention of the Borrowers that, so long as any of such Obligations hereunder remains unsatisfied, the obligations of the Borrowers under this Section 3.04 shall not be discharged except by performance and then only to the extent of such performance.  The Obligations of the Borrowers under this Section 3.04 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to the Borrowers or the Lender.

(b)           The provisions of this Section 3.04 are made for the benefit of the Lender and its permitted successors and assigns, and may be enforced by them from time to time against the Borrowers as often as occasion therefor may arise and without requirement on the part of the Lender or such successors or assigns first to marshal any of their claims or to exercise any of their rights against the Borrowers or to exhaust any remedies available to them against the

Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy.  The provisions of this Section 3.04 shall remain in effect until all of such Obligations shall have been paid in full or otherwise fully satisfied.

SECTION 3.05.  Use of Proceeds.  The Borrowers shall use the proceeds of the Loan for general corporate purposes.

ARTICLE IV

Representations and Warranties

In order to induce the Lender to enter into this Agreement and to make the Loan hereunder, the Borrowers, jointly and severally, hereby represent and warrant to the Lender that the following statements are and, after giving effect to the transactions contemplated hereby, will be true, correct and complete:

SECTION 4.01.   (a) Organization and Good Standing.  Each of the Borrowers and each of their Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power to own or lease its property, and conduct its business as now conducted and as presently contemplated, and is in good standing as a foreign corporation or other entity and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Materially Adverse Effect.

(b)           Authorization.  The execution, delivery and performance of this Agreement, the other Loan Documents and the Senior Loan Documents to which any of the Borrowers or any of their Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby are within the authority of such Person, have been duly authorized by all necessary proceedings, do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrowers or any of their Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrowers or any of their Subsidiaries and do not conflict with any provision of the corporate charter or bylaws or any agreement or other instrument binding upon, the Borrowers or any of their Subsidiaries.

(c)           Enforceability.  The execution and delivery of this Agreement and the other Loan Documents to which any of the Borrowers or any of their Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

SECTION 4.02.  Governmental Approvals.  The execution, delivery and performance by the Borrowers and their Subsidiaries of this Agreement, the other Loan Documents and the Senior Loan Documents to which each is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than (i) the filing of the Mortgages, financing statements and security interest against trademarks with the United States Patent and Trademark Office with respect to the Senior Loan Documents and (ii) those already obtained.

SECTION 4.03.  Financial Statements and Projections.  (a) Fiscal Year.  Each of the Borrowers and their Subsidiaries has a fiscal year which ends on June 30 of each calendar year.

(b)           Financial Statements.  There has been furnished to the Lender the consolidated financial statements of the Parent and its Subsidiaries for Fiscal Years June 30, 2005 and June 30, 2004, as certified by Deloitte & Touche, in the Annual Report on Form 10-K for the year ended June 30, 2005 and the unaudited statements for the fiscal month ended May 31, 2006.  The consolidated financial statements of the Parent and its Subsidiaries present fairly in all material respects, Parent’s and its Subsidiaries’ financial condition as of the date thereof and results of operations for the period then ended.

SECTION 4.04.  No Material Changes, etc.  From May 31, 2006 through the Closing Date, there has occurred no materially adverse change in the financial condition or business of the Borrowers and their Subsidiaries as shown on or reflected in the consolidated balance sheet of the Parent and its Subsidiaries as May 31, 2006, or the consolidated statement of income for the fiscal month then ended, other than changes in the ordinary course of business that have not had any Materially Adverse Effect.

SECTION 4.05.  No Violation of Laws.  None of the Borrowers or any of their Subsidiaries is in violation of or delinquent with respect to, any decree, order, or arbitration award of any court or governmental authority, or any agreement with, or any license or permit from, any governmental authority, or any statute, law, license, rule or regulation including, without limitation, laws and regulations relating to occupational health and safety, equal employment opportunities, fair employment practices, and sex, race, religious or age discrimination, in any of the foregoing cases in a manner that would reasonably be expected to have a Materially Adverse Effect.  Any and all approvals by any federal, state or local authority necessary for the operation of the business of the Borrowers and their Subsidiaries by any of the Borrowers or their Subsidiaries have been received and remain in full force and effect, except where the failure to have received such approvals or for such approvals to have remained in full force and effect would not reasonably be expected to have a Materially Adverse Effect.

SECTION 4.06.  Litigation.  Other than those matters set forth on Schedule 4.10 to the Senior Credit Agreement, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of the Borrowers, threatened against any of the Borrowers or their Subsidiaries before any court, tribunal or administrative agency or board that could be reasonably expected to, either in any case or in the aggregate, have a Materially Adverse Effect, or materially impair the right of the Borrowers and their Subsidiaries, taken as a whole, to carry on business as now conducted by them, or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Parent and its Subsidiaries, or which question the validity of this Agreement, any of the other Loan Documents or the Senior Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

SECTION 4.07.  No Materially Adverse Contracts, etc.  None of the Borrowers or any of their Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or could reasonably be expected in the future to have a Materially Adverse Effect.  None of the Borrowers or any of their Subsidiaries is a party to any contract or agreement that has or would be reasonably expected to have any Materially Adverse Effect.

SECTION 4.08.  Compliance with Other Instruments, etc.  None of the Borrowers or any of their Subsidiaries is in violation of any provision of its charter documents, bylaws, limited liability company agreement or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could be reasonably expected to result in the imposition of substantial penalties or have a Materially Adverse Effect.

SECTION 4.09.  Tax Status.  Each of the Borrowers and their Subsidiaries has made or filed all federal and state income tax returns and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all material taxes and other governmental assessments and charges due, except those being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the Borrowers know of no basis for any such claim.

SECTION 4.10.  No Event of Default.  No Default or Event of Default has occurred and is continuing.

SECTION 4.11.  Holding Company and Investment Company Acts.  None of the Borrowers or any of their Subsidiaries is a “holding company”, or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company”, as such terms are defined in the Public Utility Holding Company Act of 2005; nor is it an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940.

SECTION 4.12.  Disclosure.  Neither this Agreement, nor any of the other Loan Documents, nor any other written information provided to the Lender by the Borrowers or any of their Subsidiaries contains any untrue statement of a material fact or, when taken as a whole, omits to state a material fact necessary in order to make the statements herein or therein, when taken as a whole, not misleading at the time made in light of the circumstances under which such statements were made.  There is no fact known to the Borrowers which materially adversely affects, or which could reasonably be expected to materially adversely affect, the business, assets, results of operations, financial condition or prospects of the Borrowers and their

Subsidiaries taken as a whole, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

SECTION 4.13.  Senior Loan Documents .  On the Closing Date, the Borrowers furnished to the Lender true, complete and correct copies of the Senior Loan Documents (including schedules, exhibits and annexes thereto).  The Senior Loan Documents have not subsequently been amended, supplemented, or modified (other than the amendments, if any, delivered to the Lender on or prior to the Closing Date) and constitute the complete understanding among the parties thereto in respect of the matters and transactions covered thereby.  The representations and warranties of the Borrowers and their Affiliates contained in the Senior Loan Documents were true and correct in all material respects when made or deemed to be made.

SECTION 4.14.  Solvency.  Both before and after giving effect to this Agreement, the other Loan Documents and the consummation of the transactions contemplated by the Senior Credit Agreement, the Borrowers and their Subsidiaries on a consolidated basis are Solvent.  As used herein, “Solvent” shall mean that the Borrowers and their Subsidiaries have assets as a going concern having a fair value in excess of their liabilities, have assets as a going concern having a fair value in excess of the amount required to pay their liabilities on existing indebtedness as such indebtedness becomes absolute and matured, and has, and expects to continue to have, access to adequate capital for the conduct of their businesses and the ability to pay their indebtedness from time to time incurred in connection with the operation of their businesses as such indebtedness matures.

ARTICLE V

Conditions Precedent

The agreement of the Lender to make the Loan on the Closing Date is subject to the satisfaction of, or waiver by the Lender of, the following conditions precedent concurrently with the closing of the transactions hereunder:

SECTION 5.01.  Loan Documents.  Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Lender.  The Lender shall have received a fully executed copy of each such document.

SECTION 5.02.  Corporate Actions.  All action necessary for the valid execution, delivery and performance by each of the Borrowers of this Agreement, the other Loan Documents and the Senior Loan Documents to which each of them is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lender shall have been provided to the Lender.

SECTION 5.03.  Opinion of Counsel.  The Lender shall have received a favorable legal opinion addressed to the Lender, dated as of the Closing Date, in form and substance satisfactory to the Lender, from Martin Dodd, general counsel to the Borrowers.

SECTION 5.04.  Payment of Closing Fees and Expenses.  The Borrowers shall have paid to the Lender all Closing Fees and expenses payable by the Borrowers hereunder.

SECTION 5.05.  No Material Adverse Change.  The Lender shall be satisfied that there shall have occurred no material adverse change in the business, assets, results of operations, financial condition or prospects of the Borrowers and their Subsidiaries taken as a whole since May 31, 2006.

SECTION 5.06.  No Litigation.  Other than as set forth on Schedule 4.10 to the Senior Credit Agreement, no litigation, inquiry, injunction or restraining order shall be pending, entered or threatened that, in the reasonable opinion of the Lender, could reasonably be expected to have a material adverse effect on the transactions contemplated hereby, the business, assets, results of operations, financial condition or prospects of the Borrowers and their Subsidiaries, taken as a whole, the ability of the Borrowers or any of their Subsidiaries to perform their obligations under the Loan Documents or the rights and remedies of the Lender under the Loan Documents.

ARTICLE VI

Affirmative Covenants

Each Borrower covenants and agrees that, until payment in full of all Obligations, such Borrower shall comply with all of the covenants contained in this Article VI.

SECTION 6.01.  Corporate Existence.  Each of the Borrowers shall at all times preserve and maintain its existence, rights, franchises and privileges, and shall at all times continue as going concerns in the business which the Borrowers are presently conducting, other than pursuant to a merger or consolidation (i) between Borrowers, (ii) between Subsidiaries of Borrowers that are Inactive Subsidiaries (iii) between Subsidiaries of Borrowers that are not Inactive Subsidiaries or (iv) between a Borrower and a Subsidiary that is not an Inactive Subsidiary where the Borrower is the surviving Person.

SECTION 6.02.  Maintain Insurance.  The Borrowers shall at all times insure and keep insured in insurance companies reasonably acceptable to the Lender, all insurable property owned by them which is of a character usually insured by companies similarly situated and operating like properties, against loss or damage from fire and such other hazards or risks as are customarily insured against by companies similarly situated and operating like properties; and shall similarly insure employers’, public and professional liability risks.

SECTION 6.03.  Tax Liabilities.  The Borrowers shall at all times pay and discharge all property and other taxes, assessments and governmental charges upon, and all claims (including claims for labor, materials and supplies) against the Borrowers or any of their properties, equipment or inventory, before the same shall become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings.

SECTION 6.04.  Notice of Proceedings.  The Borrowers shall, immediately after knowledge thereof shall have come to the attention of the general counsel of any Borrower, give written notice to the Lender of all threatened or pending actions, suits, and proceedings before any court or governmental department, commission, board or other administrative agency which would reasonably be expected to have a Materially Adverse Effect.

SECTION 6.05.  Notice of Default.  The Borrowers shall, immediately after the commencement thereof, give notice to the Lender in writing of the occurrence of an Event of Default or of any event which, with the lapse of time, the giving of notice or both, would constitute an Event of Default hereunder.

SECTION 6.06.  Compliance with Laws.  The Borrowers shall comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations and orders the non-compliance with which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change.

SECTION 6.07.  Formation of Subsidiaries and Inactive Subsidiaries.  At the time that any Borrower forms any direct or indirect Subsidiary, acquires any direct or indirect Subsidiary or reactivates an Inactive Subsidiary after the Closing Date, such Borrower shall cause such new or reactivated Subsidiary to provide to the Lender a joinder to this Agreement and the Intercompany Subordination Agreement, together with such other documents all in form and substance satisfactory to the Lender.  Any document, agreement, or instrument executed or issued pursuant to this Section 6.07 shall be a Loan Document.

ARTICLE VII

Negative Covenants

Each Borrower covenants and agrees that, until payment in full of all Obligations, such Borrower shall comply with all covenants contained in this Article VII.

SECTION 7.01.  Indebtedness.  Each of the Borrowers shall not, either directly or indirectly, create, assume, incur or have outstanding any Indebtedness, or become liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other Person, except:

(a)           the Senior Indebtedness;

(b)           the Obligations;

(c)           Indebtedness set forth on Schedule 4.19 of the Senior Credit Agreement and any Refinancing Indebtedness in respect of such Indebtedness;

(d)           Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness;

(e)           endorsement for collection or deposit of instruments or other payment items for deposit and any commercial paper secured in the ordinary course of business;

(f)            obligations of the Borrowers and their Subsidiaries for taxes, assessments, municipal or other governmental charges;

(g)           Indebtedness composing Permitted Investments; and

(h)           obligations of the Borrowers and their Subsidiaries for accounts payable, other than for money borrowed, incurred in the ordinary course of business.

SECTION 7.02.  Encumbrances.  The Borrowers and their Subsidiaries shall not, either directly or indirectly, create, assume, incur or suffer or permit to exist any Lien or charge of any kind or character upon any asset of any Borrower or Subsidiary, whether owned at the date hereof or hereafter acquired, except:

(a)           Liens for taxes, assessments or other governmental charges or levies not yet delinquent, do not have priority over the Agent’s Liens or which are being contested in good faith by appropriate proceedings in such a manner as not to make the property forfeitable;

(b)           judgment Liens that do not constitute an Event of Default under Section 7.7 of the Senior Credit Agreement;

(c)           Liens set forth on Schedule P-2 to the Senior Credit Agreement, provided that any such lien only secures the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof;

(d)           Liens or charges incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of an advance or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

(e)           Liens arising out of judgments or awards against any Borrower or Subsidiary with respect to which it shall concurrently therewith be prosecuting a timely appeal or proceeding for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review;

(f)            pledges or deposits to secure obligations under worker’s compensation laws or similar legislation;

(g)           good faith deposits in connection with contracts or leases to which Borrower is a party;

(h)           deposits to secure public or statutory obligations of any Borrower or Subsidiary;

(i)            Liens pursuant to the Senior Loan Documents in favor of the Agent and the Senior Lender to secure the Senior Indebtedness.

(j)            the interests of lessor under operating leases;

(k)           purchase money Liens or the interests of lessor under Capital Leases to the extent that such Liens or interest secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing Indebtedness in respect thereof;

(l)            Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) which are being contested in good faith by appropriate proceedings in such a manner as not to make the property forfeitable;

(m)          Liens on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business;

(n)           with respect to any Real Property, easements, rights of way and zoning restrictions that do not materially interfere with or impair the use or operation thereof; and

(o)           rights of setoff or bankers’ liens in favor of banks or other depositary institutions arising in the ordinary course of business.

SECTION 7.03.  Distributions.  Other than Distributions by a Borrower to another Borrower, the Borrowers shall not make any Distribution.

SECTION 7.04.  Use of Proceeds.  None of the Borrowers or any of their Subsidiaries or Affiliates shall use any portion of the proceeds of the Loan, either directly or indirectly, for any other purpose other than as set forth in Section 3.05.

ARTICLE VIII

Subordination

SECTION 8.01.  Subordination to Senior Indebtedness.  Notwithstanding anything to the contrary contained herein, (a) to the extent and in the manner set forth in the Subordination Agreement, the Indebtedness incurred in connection with the Loan and represented by the Note and the payment of the principal or interest (including, without limitation, any interest accruing subsequent to the commencement of any proceeding against or with respect to the Borrowers in insolvency, bankruptcy, receivership, reorganization, dissolution, assignment for the benefit of creditors or other similar case or proceeding whether or not such interest constitutes an allowed claim in any such proceeding) and premium, if any, on the Loan and all other Indebtedness, obligations and liabilities, now existing or hereafter created, arising under or in connection with this Agreement or the Note, including without limitation, all expenses, fees, indemnities, interest and other amounts payable hereunder or thereunder are expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness and (b) to the extent of any inconsistency between the terms of this Agreement and the terms of the Subordination Agreement, the terms of the Subordination Agreement shall govern and control and shall be deemed to supersede the applicable inconsistent provisions of this Agreement.

ARTICLE IX

Events of Default

SECTION 9.01.  Events of Default.  The occurrence of any of the following events shall constitute an Event of Default hereunder:

(a)           Nonpayment of Obligations.  Any principal amount due and owing on the Note is not paid when due or any amount due and owing on any of the Obligations, whether by its terms or as otherwise provided herein, is not paid within three (3) Business Days of the date when such amount is due.

(b)           Misrepresentation.  Any representation or warranty in this Agreement, the other Loan Documents or any other agreement with the Lender shall be false in any material respect when made.

(c)           Nonperformance.  Any failure to perform or default in the performance of any covenant, condition or agreement contained in this Agreement and such failure to perform or default in performance continues for a period of thirty (30) days after the Borrowers receive notice or knowledge from any source of such failure to perform or default in performance, or in the other Loan Documents with the Lender and such failure to perform or default in performance continues beyond any applicable grace or cure period.

(d)           Default under Loan Documents.  A default under any of the other Loan Documents and such failure to perform or default in performance continues for a period of thirty (30) days after the Borrowers receive notice or knowledge from any source of such failure to perform or default in performance, all of which covenants, conditions and agreements contained therein are hereby incorporated in this Agreement by express reference, shall be and constitute an Event of Default under this Agreement and any other of the Obligations.

(e)           Default under Other Agreements.  Any (i) default in the payment of principal, interest or any other sum for any other obligation (other than the Senior Indebtedness) beyond any period of grace provided with respect thereto or in the performance of any other term, condition or covenant contained in any agreement (including, but not limited to any capital or operating lease or any agreement in connection with the deferred purchase price of property) evidencing or relating to Indebtedness with an outstanding principal balance of Two Hundred Fifty Thousand Dollars ($250,000) or more, the effect of which default is to cause or permit the holder of such obligation (or the other party to such other agreement) to cause such obligation to become due prior to its stated maturity or terminate such other agreement or (ii) any default in the payment of principal, interest or any other sum for any Senior Indebtedness or in the performance of any other term, condition or covenant contained in the Senior Credit Agreement which results in the Senior Indebtedness becoming due prior to its stated maturity.

(f)            Assignment for Creditors.  Any Borrower makes an assignment for the benefit of creditors, fails to pay, or admits in writing its inability to pay its debts as they mature; or if a trustee of any substantial part of the assets of any Borrower is applied for or appointed, and in the case of such trustee being appointed in a proceeding brought against such Borrower, the Borrower, by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment or such appointment is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the date of such appointment.

(g)           Bankruptcy.  Any proceeding involving any Borrower, is commenced by or against such Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government, and in the case of any such proceeding being instituted against such Borrower, (i) such Borrower, by any action or failure to act indicates its approval of, consent to or acquiescence therein, or (ii) an order shall be entered approving the petition in such proceedings and such order is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the entry thereof.

(h)           Change in Control.  A Change in Control occurs.

SECTION 9.02.  Remedies.  Upon the occurrence of an Event of Default, subject to the terms of Article VIII, the Lender may by written notice to the Borrowers and the Senior Lender declare the Loan (with accrued interest thereon) and all other amounts owing to the Lender under this Agreement and the Note to be due and payable forthwith, whereupon the same shall immediately become due and payable, and may exercise its remedies under the applicable law.  Except as expressly provided above in this Article IX, presentment, demand, protest and all other notices of any kind are hereby expressly waived to the extent permitted by law.

ARTICLE X

Miscellaneous

SECTION 10.01.  Notices.  All notices, consents, requests and demands to or upon the respective parties hereto to be effective shall be in writing or by telecopy and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or by overnight courier, or when deposited in the mail, certified mail, return receipt requested, postage prepaid, three (3) days after being so deposited or, in the case of telecopy notice, when sent, addressed as follows to the Borrowers and to the Lender at their respective address (or telecopy number) set forth herein, or to such address or other address as may be hereafter notified in writing by any of the respective parties hereto or any future holders of the Note:

If to the Borrowers, to:

TRC Companies, Inc.
21 Griffin Road North
Windsor, Connecticut  06095
Attention:  Martin Dodd
Fax:  (860) 298-6323

with a copy to:

Paul, Hastings, Janofsky & Walker LLP
1055 Washington Boulevard
Stamford, Connecticut  06901
Attention:  Christopher H. Craig, Esq.
Fax:  (203) 359-3031

If to Lender, to:

Federal Partners, L.P.
c/o Ninth Floor Corporation
One Rockefeller Plaza
New York, NY
Attention:  Stephen M. Duff
Fax:  (212) 977-3425

With a copy to:

Patterson Belknap Webb & Tyler LLP
1133 Avenue of the Americas
New York, New York  10036-6710
Attention:  Jeffrey E. LaGueux, Esq.
Fax:  (212) 336-2222

SECTION 10.02.  Amendment and Waiver; Cumulative Remedies.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Lender and the Borrowers, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given.  No failure to exercise and no delay in exercising, on the part of any of the parties hereto or any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

SECTION 10.03.  Survival of Representations and Warranties.  All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Note, and shall terminate when all amounts outstanding under the Note and all other amounts payable hereunder have been paid in full; provided, that, obligations in respect of indemnifications hereunder shall survive the repayment of amounts outstanding hereunder and under the Note for one (1) year.

SECTION 10.04.  Payment of Expenses and Taxes; Indemnification.  The Borrowers, jointly and severally, agree (a) to pay or reimburse the Lender for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, execution and delivery of, and any amendment, supplement, waiver or modification to, this Agreement, the Note, the other Loan Documents and any documents prepared in connection herewith or therewith (other than at the request of the Lender), and the consummation of the transactions and to pay or reimburse the Lender for all of its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement of any rights contemplated hereby and by the Note, the other Loan Documents and any documents prepared in connection therewith, (b) to pay, indemnify, and to hold the Lender harmless from, any and all reasonable recording and filing fees and any and all reasonable liabilities with respect to, or resulting from any delay by the Borrowers in paying, stamp, excise and other similar taxes other than taxes payable by withholding, if any, if legal, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Note, and the other Loan Documents, and (c) to pay, indemnify, and hold the Lender harmless from and against any and all other reasonable liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Note and the other Loan Documents (all of the foregoing, collectively, the “indemnified liabilities”); provided, that, the Borrowers shall have no obligation hereunder with respect to indemnified liabilities to the extent such indemnified liabilities arise from the gross negligence or willful misconduct of the Lender.  A Person seeking to be indemnified under this Section 10.04 shall notify the Borrowers of any event requiring indemnification within ten (10) Business Days following such Person’s receipt of notice of commencement of any action or proceeding, or such Person’s obtaining knowledge of the occurrence of any other event, giving rise to a claim for indemnification hereunder; provided, that, failure to deliver such notice shall not impair or limit the indemnification obligations of the Borrowers except to the extent of actual prejudice.  The Borrowers will be entitled (but  not obligated) to assume the defense or settlement of any such action or proceeding or to participate in any negotiations to settle or otherwise resolve any claim using counsel of their choice reasonably acceptable to the Person to be indemnified.  If the Borrowers elect to assume the defense or settlement of any such action or proceeding, the Person to be indemnified (and its counsel) may continue to participate at its own expense in such action or proceeding.  The agreements in this subsection shall survive repayment of the Note and all other amounts payable hereunder for one (1) year.

SECTION 10.05.  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lender, and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of the Lender.

SECTION 10.06.  Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.07.  Counterparts.  This Agreement maybe executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Agreement signed by all the parties shall be delivered to and held by the Lender and the Borrowers.

SECTION 10.08.  SUBMISSION TO JURISDICTION; WAIVERS.  EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(i)            SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NONEXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(ii)           CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(iii)          AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO IT AT ITS REGISTERED AGENT IN ITS STATE OF INCORPORATION OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED BY THE BORROWER; AND

(iv)          AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

SECTION 10.09.  GOVERNING LAW.  This Agreement and the Note and the rights and obligations of the parties under this Agreement and the Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

SECTION 10.10.  Third Party Rights.  This Agreement is solely for the benefit of the parties hereto and, where applicable, the Senior Lender and its respective successors and assigns as permitted hereunder, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.  The Senior Lender and its respective successors and assigns are intended third party beneficiaries of Section 3.02 (to the extent of any limitation requiring the irrevocable payment in full in cash of the Senior Indebtedness prior to any prepayments of the Loan) and Article VIII of this Agreement and may enforce their rights with respect thereto directly against the parties hereto.

SECTION 10.11.  Entire Agreement.  This Agreement, together with the other documents and agreements referenced herein to be executed by the parties in connection herewith or that otherwise are executed by the parties concurrently herewith, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes any prior agreements or understandings, whether written or oral.

 [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first written above.

FEDERAL PARTNERS, L.P., By Ninth Floor Corporation, its Manager

By:	/s/ Stephen M. Duff
Name:	Stephen M. Duff
Title:	Treasurer

TRC COMPANIES, INC.

By:	/s/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Senior Vice President

TRC ENVIRONMENTAL CORPORATION, a Connecticut corporation, as a Borrower

By:	/s/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Secretary

TRC ENGINEERS, INC., a New Jersey corporation, as a Borrower

By:	/s/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Secretary

TRC OMNI ENVIRONMENTAL CORPORATION, a New Jersey corporation, as a Borrower

By:	/s/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Secretary

ECON CAPITAL, LP, a Texas limited partnership, as a Borrower

By:	/s/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Secretary

TRC MARIAH ASSOCIATES, INC., a Wyoming corporation, as a Borrower

By:	/s/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Secretary

TRC GARROW ASSOCIATES, INC., a Georgia corporation, as a Borrower

By:	/s/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Secretary

NOVAK ENGINEERING, INC., a Michigan corporation, as a Borrower

By:	/s/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Secretary

SITE-BLAUVELT ENGINEERS, INC. (VA), a Virginia corporation, as a Borrower

By:	/s/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Secretary

SITE-BLAUVELT ENGINEERS, INC. (NJ), a New Jersey corporation, as a Borrower

By:	/s/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Secretary

SITE CONSTRUCTION SERVICES, INC., a New Jersey corporation, as a Borrower

By:	/s/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Secretary

SITE-BLAUVELT ENGINEERS, INC. (NY), a New York corporation, as a Borrower

By:	/s/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Secretary

ENVIRONOMICS, INC., an Arizona corporation, as a Borrower

By:	/s/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Secretary

ENVIRONOMICS SOUTHWEST, L.L.C., an Arizona limited liability company, as a Borrower

By:	/s/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Secretary

ENVIRONOMICS WEST, L.L.C., an Arizona limited liability company, as a Borrower

By:	/s/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Secretary

ENVIRONOMICS TX, L.L.C., an Arizona limited liability company, as a Borrower

By:	/s/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Secretary

WILLIS ENGINEERING INC., a Louisiana corporation, as a Borrower

By:	/s/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Secretary

VPOINT, a Nevada corporation, as a Borrower

By:	/s/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Secretary

TRC RAVIV ASSOCIATES, INC., a New Jersey corporation, as a Borrower

By:	/s/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Secretary

BV ENGINEERING, a California corporation, as a Borrower

By:	/s/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Secretary

TRC SOLUTIONS, INC., a California corporation, as a Borrower

By:	/s/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Secretary

TRC LOWNEY, a California corporation, as a Borrower

By:	/s/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Secretary

IMBSEN & ASSOCIATES, a California corporation, as a Borrower

By:	/s/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Secretary

TRC ENGINEERED AUTOMATION SYSTEMS, INCORPORATED, a California corporation, as a Borrower

By:	/s/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Secretary

ESSEX ENVIRONMENTAL, INC., a California corporation , as a Borrower

By:	/s/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Secretary

VECTRE CORP., a New Jersey corporation, as a Borrower

By:	/s/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Secretary

E/PRO ENGINEERING AND ENVIRONMENTAL CONSULTING LLC, a Maine limited liability company, as a Borrower

By:	/s/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Secretary

SGS WITTER, INC., a New Mexico corporation, as a Borrower

By:	/s/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Secretary

CUBIX CORPORATION, a Texas corporation, as a Borrower

By:	/s/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Secretary

EXHIBITS

A             Form of Note